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                                                                      Exhibit 99

                                                                  CONFORMED COPY

                      FOURTH AMENDMENT DATED 14 MAY 1999

                                      TO

                  FACILITIES AGREEMENT DATED 30 OCTOBER 1997

THIS FOURTH AMENDMENT (this "Amendment") is dated 14 May 1999 and entered into by and among:

(1) CHIREX (HOLDINGS) LIMITED, a limited company organised under the laws of England with registered number 3080257 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG (the "Borrower")

(2) BANKERS TRUST INTERNATIONAL PLC and MIDLAND BANK PLC, as Joint Arrangers ("Joint Arrangers")

(3)  BANKERS TRUST COMPANY, as Agent ("Agent")

(4)  BANKERS TRUST COMPANY, as Security Agent ("Security Agent")

(5) the Lenders referred to in the Facilities Agreement, as defined below (the "Lenders"); and

(6) for purposes of Section 5 hereof, CHIREX INC., a corporation organised under the laws of the State of Delaware with its principal office at 300 Atlantic Street, Suite 402, Stamford, CT 06901, U.S.A., CHIREX (DUDLEY) LIMITED, a limited company organised under the laws of England with registered number 857670 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG, CHIREX (ANNAN) LIMITED, a limited company organised under the laws of England with registered number 3417229 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG, CHIREX TECHNOLOGY CENTER INC, a corporation organised under the laws of the State of Delaware with its principal office at 300 Atlantic Street, Suite 402, Stamford CT06901, U.S.A., CHIREX AMERICA INC, a corporation organised under the laws of the State of Delaware with its principal office at 300 Atlantic Street, Suite 402, Stamford, CT06901, U.S.A., each as Guarantors ("Guarantors").

                                   RECITALS

WHEREAS, the parties listed above, among others, are parties to that certain GBP 62,000,000 Facilities Agreement dated 30th October 1997 as amended by the First Amendment dated 30th July, 1998 and by the Second Amendment dated 16 November 1998 and by the Third Amendment dated 19 February 1999 (as such facilities Agreement may be amended, novated or supplemented from time to time, the "Facilities Agreement"). Capitalised terms used in this Amendment without definition shall have the same meanings herein as set forth in the Facilities Agreement;

WHEREAS, the Borrower has prepaid all of the Advances currently outstanding under the Tranche B Multicurrency Revolving Facility and intends to reschedule repayment of the Advances under the Tranche A Term Facility.

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Facilities Agreement;
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     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein and the receipt of (Pound)1, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

  1  ACKNOWLEDGEMENT OF PAYMENT

     The Agent acknowledges receipt of the sum of (Pounds)4,444,444.44 paid on 31 March 1999 which has been applied against the Amortisation due on 31 December 1998 as deferred by clause 6.1.4 of the Second Amendment Agreement.

  2  AMENDMENT/AGREEMENT

2.1  Clause 1.1. of the Facilities Agreement is hereby amended by:

     2.1.1 deleting in its entirety the existing definition of "Margin" including the provisos added by the First Amendment Agreement and the Second Amendment Agreement and substituting the following therefor with effect from the Fourth Amendment Effective Date:

               "Margin" means 1.00% for the period commencing on the Fourth Amendment Effective Date and ending on 30 September 1999 and thereafter 0.75% upon ChiRex Inc. (on a consolidated basis) achieving a level of Total Debt/EBITDA Ratio equal to or less than 1.5:1 (and only for such time as such level continues to be achieved), tested as at the last day of the immediately preceding Accounting Quarter and calculated as provided in Clause 13.4 provided that:

               (i) there shall be no decrease in the Margin if there has occurred an Event of Default or a Potential Event of Default which is continuing and the Margin shall remain at or increase to 1.00% until such time as such Event of Default or Potential Event of Default is no longer continuing, whereupon the Margin shall be determined as aforesaid;

               (ii) any reduction or increase in the Margin shall take effect as from the date of receipt by the Agent of the relevant accounts in accordance with Clause 13.3.4 (on the basis that in the case of a reduction or increase taking effect during an Interest Period the interest payable on the Interest Payment Date will reflect such reduction or increase on a time apportioned basis);

               (iii) if at any time the Tranche A Facility is classified by the
                     Auditors as a current or short term liability for the purposes of the accounting standards applicable to ChiRex Inc. then the Margin shall be 1.5% from the date of such classification until the earlier of the Final Repayment Date or the date upon which such classification ceases.

     2.1.2 replacing the reference to 31 December 2002 in the definition of "Final Repayment Date" with a reference to 1 January 2001.

2.2 clause 6.2.4 of the Facilities Agreement is hereby amended by deleting the clause in its entirety and substituting the following therefor:

          Subject to the terms of this Agreement on 1st January 2001 the Borrower shall repay all remaining outstanding Tranche B Multicurrency Revolving Advances.

2.3  Schedule 2 of the Facilities Agreement is hereby amended by deleting the schedule in its entirety and substituting the following therefor:

                              Repayment Schedule

     Repayment Date           Scheduled Repayment of Term Loans
                              GBP
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     31 March 1999                           4,444,444.44

     the next rollover date which will be
     within 10 business days of the Fourth   8,888,888.88
     Amendment Effective Date

     31 December 1999                        4,500,000.00

     30 June 2000                            4,500,000.00

     1 January 2001                         17,666,666.68

2.4 Clause 6.1.3 of the Second Amendment Agreement is hereby amended by replacing the reference to 31 December 1999 as the end date of the Monitoring Period with a reference to 31 December 2000, and by altering the obligation to deliver consolidated monthly management accounts from not later than the 21st day of the following month to not later than the 30th day of the following month.

2.5 NatWest and the Agent, acting on the instructions of the Majority Lenders hereby agree that the Payment by the Borrower on 31 March 1999 and the alteration of the Facilities Agreement is an effective restructuring of the Facilities on terms acceptable to NatWest and the Agent within the provisions of Clause 9.3.1 of the Second Amendment Agreement thus it is hereby confirmed for the avoidance of doubt that the provisions of Clause
     9.4 of the Second Amendment Agreement are no longer effective and the Borrower is under no obligation to make the two payments of Pounds 250,000 which otherwise would become due and payable on 30 September 1999 and 31 December 1999 respectively.

  3  REPRESENTATIONS AND WARRANTIES

     Each of the Borrower and the Guarantors hereby represents and warrants to the Agent and the Lenders that:

3.1 as of the date hereof, assuming that the amendments contained herein have been effected there exists no Event of Default or Potential Event of Default under the Facilities Agreement, and after giving effect to this Amendment, there will exist no Event of Default or Potential Event of Default under the Facilities Agreement;

3.2 all representations and warranties contained in the Facilities Agreement and the other Finance Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

3.3 as of the date hereof, the Borrower has performed all agreements to be performed on its part as set forth in the Facilities Agreement;

3.4 it is duly organised and validly existing under the laws of the jurisdiction of its organisation, and has all necessary power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby;

3.5 neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated hereby, violates (i) any law, regulation, decree or other legal restriction applicable to it, (ii) its charter, by-laws or other constitutional documents or (iii) any instrument or agreement to which it or any of its assets is subject or by which it is bound;

3.6 there is no legal requirement of any governmental authority (including any requirement to make any declaration, filing or registration or to obtain any consent, approval, license or order) which is necessary to be met by it in connection with its execution, delivery or performance of this Amendment; and

3.7 this Amendment has been duly authorised, executed and delivered on its behalf and this Amendment, the Facilities Agreement, as amended by this Agreement, and the other Finance Documents to which it is a
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     party constitute its legal, valid and binding obligation, enforceable against it in accordance with their terms, except as limited by the Reservations.

  4  COUNTERPARTS; EFFECTIVENESS

4.1 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4.2 This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when the conditions have been satisfied that (i) each of the Borrower, the Guarantors, the Agent, the Security Agent and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent, (ii) the Borrower shall have delivered to the Agent favourable opinions of Cravath, Swaine & Moore, U.S. legal advisers to the ChiRex Group, and Dibb Lupton Alsop, English legal advisers to the ChiRex Group, in each case addressed to the Agent and the Lenders, dated the effective date of this Amendment and in form and substance satisfactory to the Agent.

4.3 On and after the Fourth Amendment Effective Date, each reference in the Facilities Agreement to "this Agreement", hereunder","hereof", "herein" or words of like important referring to the Facilities Agreement, and each reference in the other Finance Documents to the "Facilities Agreement", "thereunder","thereof" or words of like import referring to the Facilities Agreement shall mean and be a reference to the Facilities Agreement as amended by the First Amendment Agreement, the Second Amendment Agreement the Third Amendment Agreement and by this Amendment.

4.4 This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Facilities Agreement, any provision of any other Finance Document or any right, power or remedy of the Agent or any Lender under the Facilities Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.5 Clause headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes or be given any substantive effect.

  5  GOVERNING LAW; JURISDICTION

5.1 This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with the laws of England.

5.2 Each Guarantor and Borrower hereby ratifies and confirms the application of the provisions of Clause 30 of the Facilities Agreement to this Amendment.

  6  ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

     Each of the Guarantors hereby acknowledges that it has read this Amendment and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under its respective Guarantee shall not be impaired or affected and such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

  7  WAIVER

7.1  Permanent Waiver

     Subject to the other terms and conditions set forth herein and in reliance on the representations and warranties of the Borrower herein contained, Lenders hereby waive, with effect solely from the Fourth
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          Amendment Effective Date and in perpetuity thereafter, any breach of the Facilities Agreement to the extent, and only to the extent, resulting from the Borrowers failure to provide the Agent with ten Business Days Notice of the proposed date and the amount of the sum paid on 31 March 1999.

     7.2  Limitation Of Waiver

          Without limiting the generality of the provisions of Clauses 22 or 26 of the Facilities Agreement, the waiver set forth above shall be limited precisely as written, and nothing in this Clause 7 shall be deemed to:

          7.2.1 constitute a waiver of any other term, provision or condition of the Facilities Agreement or any other instrument or agreement referred to therein or otherwise; or

          7.2.2 prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with the Facilities Agreement or any other instrument or agreement referred to therein.

                 Except as expressly set forth therein, the terms, provisions and conditions of the Facilities Agreement and the other Finance Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

     7.3  Finance Party Expenses; Certain Agency Matters

          7.3.1 Without Limitation to Clauses 11 (Fees, Expenses and Stamp Duties) and 27 (Indemnities) of the Facilities Agreement but without duplication, the Borrower hereby agrees that it will on demand pay and reimburse, on the basis of a full indemnity, all reasonable costs and expenses (including reasonable accounting and legal expenses, recordation fees and other out-of-pocket expenses, including for the avoidance of doubt the reasonable professional fees of Linklaters & Paines, and any VAT or similar Tax on any of the foregoing) incurred by the Agent, the Security Agent or NatWest in connection with this Amendment and any subsequent variation, recordation, amendment, supplement, restatement, waiver, consent or suspension of rights (or any proposal for any of the same or negotiations in connection with the same) relating to any of the Finance Documents (and documents, matters or things referred to therein) and in connection with the security to be given by ChiRex Inc in respect of the "ChiRex" trademark owned by it pursuant to the Third Amendment.

          7.3.2 In addition to but without prejudice to the generality of Clause 7.3.1 the Borrower hereby agrees that it will within 5 working days of the Fourth Amendment Effective Date;

          (a) pay to Ernst & Young the sum of (Pounds) 50,865.96 in satisfaction of their invoice rendered in respect of their fees incurred since November 1998 up until the Fourth Amendment Effective Date; and

          (b) pay to Linklaters & Paines the sum of (Pounds) 20,064.16 in satisfaction of their invoice dated 12 April 1999 which relates to work carried out by them from December 1998 until 19 February 1999

          7.3.3 Each Lender reaffirms the appointment of NatWest to act as its representative in assisting the Agent and otherwise in investigating the prospects, financial condition, business, assets and revenues of the Borrower, its subsidiaries and its affiliates, and agrees that NatWest shall be entitled in such capacity to the benefits of Clause 16 (including without limitation the indemnities therein and exculpatory provisions thereof) of the Facilities Agreement as if references to the Agent therein were also to NatWest, mutatis mutandis.

     8    FEES

          In consideration of the amendments to the Facilities Agreement made pursuant to Clause 2 above and the waiver agreed by the Lenders pursuant to Clause 7.1 above the Borrower agrees to pay to the Agent for the account of each Lender the outstanding amendment fees and monitoring fees payable under clauses 8.1 and 8.2 of the Second Amendment Agreement and clause 7.1 of the Third Amendment (totalling

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     (Pound)1,116,000 at the date of this Amendment) in full within not more than 10 Business Days of the Fourth Amendment Effective Date.

8.2 The Borrower also agrees to pay NatWest further monthly monitoring and lead bank fees of (Pound)5,000:

     Such fees shall become due on the first day of each month from 1 July 1999 to 1 December 2000 and shall be paid not later than the end of each such month.

8.3 Notwithstanding the above, the Borrower hereby confirms that the Fees Letter from the Agent to the Borrower dated 23 October, 1998 (the "Waiver Fees Letter"), remains in full force and effect, except that for the purposes of the Waiver Fees Letter and from the Fourth Amendment Effective Date, the references to

          (i)  "Limited Waiver" therein shall also refer to this Amendment and

          (ii) the Facility Agreement dated 30 October 1997 as amended by the First Amendment dated 30 July 1998 and the Second Amendment dated 17 November 1998 and the Third Amendment dated 19 February 1999 shall refer to the Facilities Agreement as further amended by this Amendment.

9    UNDERTAKINGS

9.1 The Borrower undertakes to pay any sums due or owing or incurred pursuant to this agreement, including but not limited to those sums becoming due under Clauses 1, 7.3 and 8 above, on the date for payment.

9.2 Any failure by the Borrower to fulfil its undertakings under this Clause in full and at or by the times indicated shall constitute an Event of Default.

10   AGENTS APPLICATION OF FEES

     If any fees are paid to the Agent or NatWest by the Borrower in accordance with Clause 8 above, each of the Agent and NatWest agree to pay such sums as are for the account of each Lender to that Lender within 2 business days of receipt by the Agent of such fees.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorised as of the date first written above.

CHIREX (HOLDINGS) LIMITED, in its capacity as the Borrower


By: (s)

Print Name:     Jon E Tropsa

Title:          Director


CHIREX INC., in its capacity as a Guarantor


By: (s)

Print Name:     Jon E Tropsa

Title:          Director


CHIREX (DUDLEY) LIMITED, in its capacity as a Guarantor


By: (s)

Print Name      Jon E Tropsa

Title:          Director


CHIREX (ANNAN) LIMITED, in its capacity as a Guarantor


By: (s)

Print Name      Jon E Tropsa

Title:          Director


CHIREX AMERICA INC., in its capacity as a Guarantor


By: (s)

Print Name      Jon E Tropsa

Title:          Director


CHIREX TECHNOLOGY CENTER INC., in its capacity as a Guarantor


By: (s)

Print Name      Jon E Tropsa

Title:          Director

BANKERS TRUST INTERNATIONAL PLC.  in its capacity as a Joint Arranger


By: (s)

Print Name:    Stephen O'Neil

Title:         Director

MIDLAND BANK PLC, in its capacity as a Joint Arranger and a Lender


By: (s)

Print Name:    Paul Thompson

Title:         Senior Manager

BANKERS TRUST COMPANY, in its capacities as a Lender, Agent and Security


By: (s)

Print Name:    Stephen O'Neil

Title:         Director

THE GOVERNOR AND COMPANY OF
BANK OF IRELAND, in its capacity as a Lender


By: (s)

Print Name:    Brendan McLoughlin/David Walsh

Title:         Manager/Senior Manager

BANQUE ET CAISSE D'EPARGNE DE L'ETAT, in its capacity as a Lender


By: (s)

Print Name:    Jean-Pierre Thein

Title:         Consellier de Direction adjoint


By:(s)

Print Name:    John Dhur

Title:         Sous-Director
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DE NATIONALE INVESTERINGSBANK N.V., in its capacity as a Lender


By:(s)

Print Name:    Gerard Burgers/Tim Crossley

Title:         Head of Acquisition Finance/Senior Manager


IKB DEUTSCHE INDUSTRIEBANK AG, in its capacity as a Lender

By:(s)

Print Name:    Manfred Ziwey

Title:         Director



By:(s)

Print Name:    Edwin Brecht

Title:         Executive Director



By:(s)

Print Name:

Title:



AIB CAPITAL MARKETS PLC, in its capacity as a Lender


By:(s)

Print Name:    Barry Pitcher

Title:         Director, Special Finance Unit


MITSUBISHI TRUST & BANKING CORPORATION, in its capacity as a Lender


By:(s)

Print Name:    Sheila Lambert

Title:         Chief Manager - Head of Credit

COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE, in its capacity as a
Lender

By: (s)

Print Name:  A de Gromard

Title:       Senior Manager

By: (s)

Print Name:  T D Prestwich

Title:       Relationship Manager

NATIONAL WESTMINSTER BANK PLC, in its capacity as a Lender

By: (s)

Print Name:  NT Smith

Title:       Senior Manager